LIVE NATION ENTERTAINMENT REPORTS THIRD QUARTER 2019 FINANCIAL RESULTS

Highlights:
•	Revenue up 6% Year-to-Date to $8.7 Billion
•	Operating Income up 12% Year-to-Date to $408 Million
•	Adjusted Operating Income up 13% Year-to-Date to $862 Million
•	92 Million Concert Tickets Sold for 2019 Shows, up 5 Million through mid-October
•	Sponsorship & Advertising Committed Net Revenue up 14% Year-to-Date
•	Ticketmaster Fee-Bearing Gross Transaction Value up 5% in the Quarter, Highest Q3 Ever

LOS ANGELES – October 31, 2019 – Live Nation Entertainment, Inc. (NYSE: LYV) today released financial results for the three and nine months ended September 30, 2019.

Live Nation delivered its highest operating income and adjusted operating income (“AOI”) quarter ever as we continue to scale our business globally and build on favorable supply/demand dynamics for live music. Operating income grew 11% in the quarter and 12% year-to-date while AOI grew 11% in the quarter and 13% year-to-date, outperforming a record third quarter last year, and demonstrating the strength of our business model in today’s experience-based economy.

In response to recent questions around consumer demand, we are seeing fan spending as strong as ever. In September, our amphitheater and arena shows actually closed stronger than shows in September of last year, and our fan spending on-site also showed ongoing growth.

At the center of our flywheel, the demand for live events continues to grow, as we have sold 92 million tickets through mid-October, up 6% or five million tickets compared to this time last year, and are on track to have nearly 100 million fans attend our shows this year.

And we have translated that fan growth into strong operating income and AOI gains in on-site spending, sponsorship and ticketing. As a result, as we wrap up a successful 2019, we are confident that we will deliver double-digit operating income and AOI growth for the year.

Concerts Global Platform Expanding

Looking at our Concerts business, year-to-date we have had 73 million fans attend over 26 thousand concerts, delivering $113 million in operating income, which is up 14%, and $333 million in AOI, which is up 17% from last year.

Our international business has been particularly robust this year, delivering much of our fan growth with a strong year for stadiums and theaters, while in the United States our arena and theater activity was also up. As we have grown our show volume and the breadth of artists with which we work, we have also been more effective in pricing tickets closer to market value, particularly with our platinum pricing tool. So far this year we have had over 3,000 arena and amphitheater shows use platinum tickets, with a 54% increase in the number of platinum tickets sold per show.

Looking at our venue operations, we have furthered our focus on the fan experience, improving our hospitality across the board, from our food and beverage offerings to the lawn experience to VIP options. As a result, we increased our average revenue per fan by $2.50 in our amphitheaters to over $29, while also increasing fan spending at our festivals, theaters and clubs.

As we continue building our expertise in on-site execution, we are finding more opportunities to build new venues or to take over operation of existing ones, and since the start of this year we have added 36 venues to our portfolio, ranging from the Brooklyn Bowls in New York and Las Vegas to the Danforth Music Hall in Toronto to the Sportpaleis in Belgium.

As a result, we are confident in the success of our Concerts flywheel for 2019, where we will promote more shows, reach more fans, price more effectively and provide a better fan experience at our venues, which we expect will then drive double-digit operating income and AOI growth for the business this year.

Sponsorship Double-Digit Growth Continues

Turning to Sponsorship, with the first days of Rock in Rio and strong growth across our entire sponsorship platform, our high-margin Sponsorship business delivered 17% operating income and 18% AOI growth for the quarter and 14% operating income and 13% AOI growth year-to-date.

We are the global leader in music sponsorship, delivering the unique value proposition of nearly 100 million fans on-site for brands looking to make a direct connection with consumers. As part of this, we continue to innovate new ways for brands to interact with fans on-site at our venues and festivals, with new programs such as Bud Light’s branded photo installations at our amphitheaters and Revlon’s roller rink at Lollapalooza. As a result, sponsorship revenue has grown by 11% year-to-date at our venues, while festival sponsorship has grown by 31% year-to-date.

More broadly, growth is substantially driven by our strategic sponsors, all of whom utilize a range of our assets and span multiple years. Revenue from this group, which collectively accounts for 70% of our total sponsorship revenue, has grown 15% year-to-date.

With over 95% of our expected sponsorship revenue for 2019 now contracted, we are confident we will deliver low double-digit operating income growth and AOI growth in the mid-teens in Sponsorship for the full year.

Ticketmaster Leading Marketplace

Ticketmaster grew operating income growth by 30% and generated its highest AOI quarter ever, up 20% from last year, and delivered 5% operating income and 6% AOI growth year-to-date, as every quarter in 2019 has been one of our top 10 gross transaction value (“GTV”) quarters ever.

This growth continues to provide Ticketmaster the scale to invest in the evolution from paper tickets to digital, which is being demanded by venues and content that are seeking greater control of their tickets and looking to develop a more direct connection with fans.

Our Presence rollout is pacing ahead of schedule, and we expect digital ticketing to be installed at over 700 venues, representing 120 million tickets, by the end of this year, with over 60% of the fans at digital-enabled events now entering with their mobile devices.

And digital adoption is even greater with the NFL, where 10 teams have now eliminated paper tickets and over 90% of fans for these games are using their mobile phones to get in. Digital ticketing has also expanded our engagement with fans, giving Ticketmaster a more direct connection, providing for more effective marketing and targeted offers. The Ticketmaster app is now regularly in the Top 10 rankings for Entertainment in the Apple App Store, driving a 30% increase in app downloads over the past year.

This, combined with continued improvements in our mobile web experience, has led to further growth in mobile transactions, now accounting for 46% of ticket purchases globally, up 15% over last year. Digital ticketing is a strong demonstration of what Ticketmaster can be – providing the best ticketing platform for venues by delivering value well beyond the sale of the ticket, and at the same time giving fans an ever improving, mobile-led ticket purchasing and management experience.

With these pieces coming together and continued growth in our Concerts activity, I expect we will deliver operating income and AOI growth at Ticketmaster in the mid-single digits for the full year.

Summary

As we approach the end of 2019, we are confident that our strong performance will deliver another record year with growth in revenue, operating income and AOI.

All of our businesses – Concerts, Sponsorship and Ticketing – have delivered growth year-to-date, and based on their key operating metrics, we currently expect each to deliver record revenue, operating income, and AOI for the full year.

With an early look to next year, our 2020 pipeline is up substantially, with over 1,500 stadium, arena and amphitheater shows booked already, up double-digits from this same point last year.

And as we look forward, we continue seeing tremendous opportunity to expand our global concerts and festivals business, driving further growth in on-site execution, sponsorship and ticketing.
Michael Rapino
President and Chief Executive Officer
Live Nation Entertainment, Inc.

Photo Credits: Billie Eilish - Scott Legato/Getty Images; J.Balvin - Taylor Hill/Getty Images; Thomas Rhett - Scott Legato/Getty Images

The company will webcast a teleconference today at 5:00 p.m. Eastern Time to discuss its financial performance, operational matters and potentially other material developments. Interested parties should visit the “News / Events” section of the company’s website at investors.livenationentertainment.com to listen to the webcast. Supplemental statistical and financial information to be provided on the call, if any, will be posted to the “Financial Info” section of the website. A replay of the webcast will also be available on the Live Nation website.

a
Notice Regarding Financial Statements
The company has provided certain financial statements at the end of this press release for reference. These financial statements should be read in conjunction with the full financial statements, and the notes thereto, set forth in the company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission today and available on the SEC’s website at sec.gov.

About Live Nation Entertainment:
Live Nation Entertainment, Inc. (NYSE: LYV) is the world’s leading live entertainment company comprised of global market leaders: Ticketmaster, Live Nation Concerts, and Live Nation Media & Sponsorship. For additional information, visit investors.livenationentertainment.com.

Investor Contact:     Media Contact:
Jackie Beato      Carrie Davis
(310) 867-7143     (310) 975-6941
IR@livenation.com     CarrieDavis@livenation.com

FINANCIAL HIGHLIGHTS – 3rd QUARTER
(unaudited; $ in millions)

	Q3 2019 Reported	Q3 2018 Reported	Growth	Q3 2019 Constant Currency	Growth at Constant Currency
Revenue
Concerts	$3,173.8	$3,297.3	(4%)	$3,214.7	(3%)
Ticketing	388.5	368.3	5%	392.9	7%
Sponsorship & Advertising	215.2	171.2	26%	218.6	28%
Other and Eliminations	(3.8)	(1.6)	*	(3.8)	*
	$3,773.7	$3,835.2	(2%)	$3,822.4	—

Operating Income (Loss)
Concerts	$111.4	$121.3	(8%)	$110.9	(9%)
Ticketing	64.2	49.5	30%	64.3	30%
Sponsorship & Advertising	133.2	113.8	17%	135.9	19%
Other and Eliminations	(0.1)	(6.9)	*	(0.1)	*
Corporate	(48.7)	(43.5)	(12%)	(48.7)	(12%)
	$260.0	$234.2	11%	$262.3	12%

Adjusted Operating Income (Loss)
Concerts	$194.5	$200.3	(3%)	$195.2	(3%)
Ticketing	127.3	106.5	20%	128.3	20%
Sponsorship & Advertising	145.3	123.1	18%	148.0	20%
Other and Eliminations	(1.8)	(7.9)	*	(1.8)	*
Corporate	(38.2)	(35.5)	(8%)	(38.2)	(8%)
	$427.1	$386.5	11%	$431.5	12%
*percentages are not meaningful

FINANCIAL HIGHLIGHTS – 9 MONTHS
(unaudited; $ in millions)

	9 Months 2019 Reported	9 Months 2018 Reported	Growth	9 Months 2019 Constant Currency	Growth at Constant Currency
Revenue
Concerts	$7,131.5	$6,716.9	6%	$7,265.1	8%
Ticketing	1,096.9	1,091.9	—	1,114.4	2%
Sponsorship & Advertising	441.9	385.7	15%	450.4	17%
Other and Eliminations	(11.8)	(8.6)	*	(11.8)	*
	$8,658.5	$8,185.9	6%	$8,818.1	8%

Operating Income (Loss)
Concerts	$112.9	$99.3	14%	$112.3	13%
Ticketing	170.9	163.5	5%	171.5	5%
Sponsorship & Advertising	256.8	225.4	14%	263.2	17%
Other and Eliminations	(0.4)	(14.0)	*	(0.4)	*
Corporate	(132.5)	(111.3)	(19%)	(132.5)	(19%)
	$407.7	$362.9	12%	$414.1	14%

Adjusted Operating Income (Loss)
Concerts	$332.7	$284.3	17%	$335.9	18%
Ticketing	351.6	330.3	6%	355.1	8%
Sponsorship & Advertising	283.6	250.2	13%	290.0	16%
Other and Eliminations	(4.6)	(16.8)	*	(4.6)	*
Corporate	(101.5)	(87.4)	(16%)	(101.6)	(16%)
	$861.8	$760.6	13%	$874.8	15%
* percentages are not meaningful

•As of September 30, 2019, total cash and cash equivalents were $1.8 billion, which includes $747 million in ticketing client cash and $406 million in free cash.
•Event-related deferred revenue was $952 million as of September 30, 2019, compared to $759 million as of September 30, 2018.
•For the quarter ended September 30, 2019, net cash used in operating activities was $260 million and free cash flow — adjusted was $308 million.
•We currently expect capital expenditures for the full year to be approximately $325 million, with approximately half to be revenue generating capital expenditures.
•We currently expect the amortization of non-recoupable ticketing contract advances for the full year 2019 to be in line with the last few years of expense.

KEY OPERATING METRICS

	Q3 2019	Q3 2018	9 Months 2019	9 Months 2018
	(in thousands except estimated events)
Concerts (1)
Events:
North America	6,796	5,922	19,256	17,055
International	1,885	1,812	7,457	6,952
Total estimated events	8,681	7,734	26,713	24,007
Fans:
North America	22,414	24,036	47,041	46,934
International	8,843	9,168	25,979	23,758
Total estimated fans	31,257	33,204	73,020	70,692
Ticketing (2)
Fee-bearing tickets	55,348	53,458	158,558	154,627
Non-fee-bearing tickets	61,664	62,499	182,529	182,062
Total estimated tickets	117,012	115,957	341,087	336,689

(1)Events generally represent a single performance by an artist. Fans generally represent the number of people who attend an event. Festivals are counted as one event in the quarter in which the festival begins, but the number of fans is based on the days the fans were present at the festival and thus can be reported across multiple quarters. Events and fan attendance metrics are estimated each quarter.
(2)The fee-bearing tickets estimated above include primary and secondary tickets that are sold using our Ticketmaster systems or that we issue through affiliates. This metric includes primary tickets sold during the period regardless of event timing, except for our own events where our concert promoters control ticketing and which are reported as the events occur. The non-fee-bearing tickets estimated above include primary tickets sold using our Ticketmaster systems, through season seat packages and our venue clients’ box offices, along with tickets sold on our ‘do it yourself’ platform.

Reconciliation of Certain Non-GAAP Measures to Their Most Directly Comparable GAAP Measures (Unaudited)

Reconciliation of Free Cash Flow — Adjusted to Net Cash Provided by (Used in) Operating Activities

($ in millions)	Q3 2019	Q3 2018
Net cash used in operating activities	$(260.4)	$(264.2)
Less: Changes in operating assets and liabilities (working capital)	624.2	620.3
Free cash flow from earnings	$363.8	$356.1
Less: Maintenance capital expenditures	(46.0)	(38.9)
Distributions to noncontrolling interests	(9.8)	(10.3)
Free cash flow — adjusted	$308.0	$306.9

Net cash used in investing activities	$(121.7)	$(64.5)

Net cash used in financing activities	$(41.7)	$(46.6)

($ in millions)	9 Months 2019	9 Months 2018
Net cash provided by operating activities	$32.9	$255.6
Less: Changes in operating assets and liabilities (working capital)	676.4	394.7
Free cash flow from earnings	$709.3	$650.3
Less: Maintenance capital expenditures	(105.4)	(80.0)
Distributions to noncontrolling interests	(73.2)	(41.4)
Free cash flow — adjusted	$530.7	$528.9

Net cash used in investing activities	$(403.4)	$(378.9)

Net cash provided by (used in) financing activities	$(139.6)	$268.1

Reconciliation of Free Cash to Cash and Cash Equivalents

($ in millions)	September 30, 2019
Cash and cash equivalents	$1,795.2
Client cash	(747.4)
Deferred revenue — event-related	(952.4)
Accrued artist fees	(160.5)
Collections on behalf of others	(41.4)
Prepaid expenses — event-related	512.5
Free cash	$406.0

Forward-Looking Statements, Non-GAAP Financial Measures and Reconciliations:
Certain statements in this press release constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, but are not limited to, statements regarding anticipated double-digit operating income and adjusted operating income growth and growth in revenue for the company in 2019, including double-digit operating income and adjusted operating income growth in the company’s concerts business, low double-digit operating income growth and adjusted operating income growth in the mid-teens for sponsorship, and operating income and adjusted operating income growth in the mid-single digits for Ticketmaster, with record revenue for each business for the year; projected attendance at the company’s concerts of nearly 100 million fans in 2019; and the expectation that the company’s Presence digital ticketing product will be installed at over 700 venues, representing 120 million tickets, by the end of 2019, with over 60% of the fans at digital-enabled events entering with their mobile devices; and the strength of the continuing opportunity to expand the company’s global concerts and festivals business, driving further growth in on-site execution, sponsorship and ticketing. Live Nation wishes to caution you that there are some known and unknown factors that could cause actual results to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements, including but not limited to operational challenges in achieving strategic objectives and executing on the company's plans, the risk that the company's markets do not evolve as anticipated, the potential impact of any economic slowdown and operational challenges associated with selling tickets and staging events.
Adjusted Operating Income (Loss), or AOI, is a non-GAAP financial measure that the company defines as operating income (loss) before certain stock-based compensation expense, loss (gain) on disposal of operating assets, depreciation and amortization (including goodwill impairment), amortization of non-recoupable ticketing contract advances and acquisition expenses (including transaction costs, changes in the fair value of accrued acquisition-related contingent consideration obligations, and acquisition-related severance and compensation). The company uses AOI to evaluate the performance of our operating segments. The company believes that information about AOI assists investors by allowing them to evaluate changes in the operating results of our portfolio of businesses separate from non-operational factors that affect net income (loss), thus providing insights into both operations and the other factors that affect reported results. AOI is not calculated or presented in accordance with GAAP. A limitation of the use of AOI as a performance measure is that it does not reflect the periodic costs of certain amortizing assets used in generating revenue in our business. Accordingly, AOI should be considered in addition to, and not as a substitute for, operating income (loss), net income (loss), and other measures of financial performance reported in accordance with GAAP. Furthermore, this measure may vary among other companies; thus, AOI as presented herein may not be comparable to similarly titled measures of other companies.
Constant Currency is a non-GAAP financial measure. The company calculates currency impacts as the difference between current period activity translated using the current period’s currency exchange rates and the comparable prior period’s currency exchange rates. The company presents constant currency information to provide a framework for assessing how our underlying businesses performed excluding the effect of foreign currency rate fluctuations.
Free Cash Flow — Adjusted, or FCF, is a non-GAAP financial measure that the company defines as net cash provided by (used in) operating activities less changes in operating assets and liabilities, less maintenance capital expenditures, less distributions to noncontrolling interest partners. The company uses FCF among other measures, to evaluate the ability of its operations to generate cash that is available for purposes other than maintenance capital expenditures. The company believes that information about FCF provides investors with an important perspective on the cash available to service debt, make acquisitions, and for revenue generating capital expenditures. FCF is not calculated or presented in accordance with GAAP. A limitation of the use of FCF as a performance measure is that it does not necessarily represent funds available for operations and is not necessarily a measure of the company’s ability to fund its cash needs. Accordingly, FCF should be considered in addition to, and not as a substitute for, net cash provided by (used in) operating activities and other measures of financial performance reported in accordance with GAAP. Furthermore, this measure may vary among other companies; thus, FCF as presented herein may not be comparable to similarly titled measures of other companies.
Free Cash is a non-GAAP financial measure that the company defines as cash and cash equivalents less ticketing-related client funds, less event-related deferred revenue, less accrued expenses due to artists and cash collected on behalf of others, plus event-related prepaids. The company uses free cash as a proxy for how much cash it has available to, among other things, optionally repay debt balances, make acquisitions and fund revenue generating capital expenditures. Free cash is not calculated or presented in accordance with GAAP. A limitation of the use of free cash as a performance measure is that it does not necessarily represent funds available from operations and it is not necessarily a measure of our ability to fund our cash needs. Accordingly, free cash should be considered in addition to, and not as a substitute for, cash and cash equivalents and other measures of financial performance reported in accordance with GAAP. Furthermore, this measure may vary among other companies; thus, free cash as presented herein may not be comparable to similarly titled measures of other companies.

Reconciliations of Certain Non-GAAP Measures to Their Most Directly Comparable GAAP Measures (Unaudited)

Reconciliation of Adjusted Operating Income (Loss) to Operating Income (Loss)

($ in millions)	Operating income (loss)	Stock-based compensation expense	Loss (gain) on disposal of operating assets	Depreciation and amortization	Amortization of non-recoupable ticketing contract advances	Acquisition expenses	Adjusted operating income (loss) reported	Foreign exchange impact	Adjusted operating income (loss) constant currency

	Three Months Ended September 30, 2019

Concerts	$111.4	$3.2	$(0.3)	$71.2	$—	$9.0	$194.5	$0.7	$195.2
Ticketing	64.2	1.6	—	39.6	21.8	0.1	127.3	1.0	128.3
Sponsorship & Advertising	133.2	0.7	—	11.3	—	0.1	145.3	2.7	148.0
Other & Eliminations	(0.1)	—	—	0.1	(1.9)	0.1	(1.8)	—	(1.8)
Corporate	(48.7)	6.5	—	4.0	—	—	(38.2)	—	(38.2)
Total Live Nation	$260.0	$12.0	$(0.3)	$126.2	$19.9	$9.3	$427.1	$4.4	$431.5

	Three Months Ended September 30, 2018

Concerts	$121.3	$3.2	$10.3	$54.4	$—	$11.1	$200.3	$—	$200.3
Ticketing	49.5	1.2	—	34.7	20.8	0.3	106.5	—	106.5
Sponsorship & Advertising	113.8	0.4	—	8.9	—	—	123.1	—	123.1
Other & Eliminations	(6.9)	—	—	0.2	(1.2)	—	(7.9)	—	(7.9)
Corporate	(43.5)	6.6	—	1.4	—	—	(35.5)	—	(35.5)
Total Live Nation	$234.2	$11.4	$10.3	$99.6	$19.6	$11.4	$386.5	$—	$386.5

	Nine Months Ended September 30, 2019

Concerts	$112.9	$9.8	$(0.7)	$176.9	$—	$33.8	$332.7	$3.1	$335.9
Ticketing	170.9	4.7	0.1	116.5	58.7	0.7	351.6	3.5	355.1
Sponsorship & Advertising	256.8	2.0	—	24.8	—	—	283.6	6.4	290.0
Other & Eliminations	(0.4)	—	—	0.4	(4.6)	—	(4.6)	—	(4.6)
Corporate	(132.5)	20.4	—	10.6	—	—	(101.5)	—	(101.6)
Total Live Nation	$407.7	$36.9	$(0.6)	$329.2	$54.1	$34.5	$861.8	$13.0	$874.8

	Nine Months Ended September 30, 2018

Concerts	$99.3	$9.0	$10.5	$146.5	$—	$19.0	$284.3	$—	$284.3
Ticketing	163.5	3.5	—	103.3	59.3	0.7	330.3	—	330.3
Sponsorship & Advertising	225.4	1.2	—	23.6	—	—	250.2	—	250.2
Other & Eliminations	(14.0)	—	—	0.6	(3.4)	—	(16.8)	—	(16.8)
Corporate	(111.3)	20.6	—	3.3	—	—	(87.4)	—	(87.4)
Total Live Nation	$362.9	$34.3	$10.5	$277.3	$55.9	$19.7	$760.6	$—	$760.6

LIVE NATION ENTERTAINMENT, INC.
CONSOLIDATED BALANCE SHEETS
(unaudited)

	September 30, 2019	December 31, 2018
	(in thousands)
ASSETS
Current assets
Cash and cash equivalents	$1,795,166	$2,371,540
Accounts receivable, less allowance of $41,932 and $34,225, respectively	1,215,465	829,320
Prepaid expenses	772,196	597,866
Restricted cash	13,628	6,663
Other current assets	53,268	42,685
Total current assets	3,849,723	3,848,074
Property, plant and equipment
Land, buildings and improvements	1,116,305	984,558
Computer equipment and capitalized software	787,966	742,737
Furniture and other equipment	362,978	329,607
Construction in progress	163,470	160,028
	2,430,719	2,216,930
Less accumulated depreciation	1,382,580	1,270,337
	1,048,139	946,593
Operating lease assets	1,145,487	—
Intangible assets
Definite-lived intangible assets, net	678,790	661,451
Indefinite-lived intangible assets	368,756	368,854
Goodwill	1,915,215	1,822,943
Long-term advances	563,815	420,891
Other long-term assets	397,208	428,080
Total assets	$9,967,133	$8,496,886
LIABILITIES AND EQUITY
Current liabilities
Accounts payable, client accounts	$985,214	$1,037,162
Accounts payable	119,910	90,253
Accrued expenses	1,511,883	1,245,465
Deferred revenue	1,115,874	1,227,797
Current portion of long-term debt, net	64,274	82,142
Current portion of operating lease liabilities	122,299	—
Other current liabilities	39,918	67,047
Total current liabilities	3,959,372	3,749,866
Long-term debt, net	2,694,934	2,732,878
Long-term operating lease liabilities	1,092,538	—
Deferred income taxes	166,305	137,067
Other long-term liabilities	112,336	204,977
Commitments and contingent liabilities
Redeemable non-controlling interests	418,816	329,355
Stockholders' equity
Common stock	2,111	2,091
Additional paid-in capital	2,262,461	2,268,209
Accumulated deficit	(789,387)	(1,019,223)
Cost of shares held in treasury	(6,865)	(6,865)
Accumulated other comprehensive loss	(181,047)	(145,231)
Total Live Nation stockholders' equity	1,287,273	1,098,981
Non-controlling interests	235,559	243,762
Total stockholders' equity	1,522,832	1,342,743
Total liabilities and stockholders' equity	$9,967,133	$8,496,886

LIVE NATION ENTERTAINMENT, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
	(in thousands except share and per share data)
Revenue	$3,773,684	$3,835,246	$8,658,521	$8,185,945
Operating expenses:
Direct operating expenses	2,800,429	2,924,356	6,279,447	5,991,547
Selling, general and administrative expenses	542,547	524,654	1,520,910	1,435,703
Depreciation and amortization	126,306	99,606	329,044	277,262
Loss (gain) on disposal of operating assets	(305)	10,318	(553)	10,464
Corporate expenses	44,666	42,093	121,909	108,055
Operating income	260,041	234,219	407,764	362,914
Interest expense	36,587	35,993	109,894	104,196
Interest income	(5,863)	(2,260)	(12,229)	(6,148)
Equity in loss (earnings) of nonconsolidated affiliates	2,681	(4)	(6,291)	(3,406)
Other expense, net	5,384	262	1,551	7,033
Income before income taxes	221,252	200,228	314,839	261,239
Income tax expense	27,280	17,031	59,988	35,714
Net income	193,972	183,197	254,851	225,525
Net income attributable to noncontrolling interests	15,047	10,514	25,015	17,389
Net income attributable to common stockholders of Live Nation	$178,925	$172,683	$229,836	$208,136

Basic net income per common share available to common stockholders of Live Nation	$0.74	$0.73	$0.86	$0.74
Diluted net income per common share available to common stockholders of Live Nation	$0.71	$0.70	$0.83	$0.71

Weighted average common shares outstanding:
Basic	210,621,971	207,614,413	209,849,058	207,228,034
Diluted	218,957,376	216,788,983	218,485,494	215,406,201

Reconciliation to net income available to common stockholders of Live Nation:
Net income attributable to common stockholders of Live Nation	$178,925	$172,683	$229,836	$208,136
Accretion of redeemable noncontrolling interests	(23,580)	(20,789)	(49,407)	(54,347)
Net income available to common stockholders of Live Nation—basic	155,345	151,894	180,429	153,789
Convertible debt interest, net of tax	—	319	265	—
Net income available to common stockholders of Live Nation—diluted	$155,345	$152,213	$180,694	$153,789

LIVE NATION ENTERTAINMENT, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)

	Nine Months Ended September 30,
	2019	2018
	(in thousands)
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$254,851	$225,525
Reconciling items:
Depreciation	163,004	133,718
Amortization	166,040	143,544
Amortization of non-recoupable ticketing contract advances	54,120	55,893
Amortization of debt issuance costs and discounts, net	16,300	14,765
Non-cash compensation expense	36,924	34,315
Unrealized changes in fair value of contingent consideration	7,372	11,609
Loss (gain) on disposal of operating assets	(553)	10,464
Equity in earnings of nonconsolidated affiliates, net of distributions	6,526	10,024
Provision for uncollectible accounts receivable and advances	14,413	16,898
Other, net	(9,632)	(6,525)
Changes in operating assets and liabilities, net of effects of acquisitions and dispositions:
Increase in accounts receivable	(392,065)	(545,872)
Increase in prepaid expenses and other assets	(257,268)	(332,254)
Increase in accounts payable, accrued expenses and other liabilities	135,672	484,432
Decrease in deferred revenue	(162,782)	(960)
Net cash provided by operating activities	32,922	255,576
CASH FLOWS FROM INVESTING ACTIVITIES
Advances of notes receivable	(24,110)	(71,578)
Collections of notes receivable	10,142	29,104
Investments made in nonconsolidated affiliates	(34,742)	(42,580)
Purchases of property, plant and equipment	(225,822)	(163,714)
Cash paid for acquisitions, net of cash acquired	(108,075)	(98,288)
Purchases of intangible assets	(22,953)	(33,175)
Other, net	2,203	1,375
Net cash used in investing activities	(403,357)	(378,856)
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from long-term debt, net of debt issuance costs	604	857,121
Payments on long-term debt	(30,491)	(391,096)
Contributions from noncontrolling interests	13,124	4,900
Distributions to noncontrolling interests	(73,182)	(41,351)
Purchases and sales of noncontrolling interests, net	(29,005)	(152,971)
Proceeds from exercise of stock options	13,240	16,447
Taxes paid for net share settlement of equity awards	(10,578)	(8,685)
Payments for deferred and contingent consideration	(23,322)	(16,239)
Net cash provided by (used in) financing activities	(139,610)	268,126
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	(59,364)	(63,870)
Net increase (decrease) in cash, cash equivalents, and restricted cash	(569,409)	80,976
Cash, cash equivalents, and restricted cash at beginning of period	2,378,203	1,828,822
Cash, cash equivalents, and restricted cash at end of period	$1,808,794	$1,909,798